Exhibit 10.7

EXECUTION VERSION

SECOND AMENDMENT TO TERM LOAN CREDIT AGREEMENT
AND
LIMITED WAIVER

THIS SECOND AMENDMENT TO TERM LOAN CREDIT AGREEMENT AND LIMITED WAIVER (this “Amendment”), is made and entered into as of  August 14, 2018, by and among BRISTOW U.S. LLC, a Louisiana limited liability company (the “Borrower”), the Lenders (as defined below) party hereto and MACQUARIE BANK LIMITED, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

WITNESSETH

WHEREAS, reference is made to that certain Term Loan Credit Agreement dated as of February 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, and Macquarie Bank Limited in its capacity as security agent for the Lenders (the “Security Agent”), pursuant to which the Administrative Agent, the Security Agent and the Lenders agreed to extend a term loan credit facility to the Borrower;

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement and to waive compliance with certain other provisions of the Credit Agreement and the Lenders party hereto (constituting Required Lenders under the Credit Agreement) are willing, subject to the terms and conditions set forth herein, to amend the Credit Agreement and to waive compliance with certain provisions of the Credit Agreement as provided for herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the parties hereto agree as follows:

1.          Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

2.          Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)          Paragraph (i) of the definition of “Permitted Jurisdiction” is amended by deleting the text, “55%” and replacing it with “50%”.

3.          Limited Waiver and Consent. So long as no Event of Default shall have occurred and be continuing, the Lenders consent to the Borrower’s registration or permanent or predominant use or operation of Aircraft in Trinidad and Tobago up to a maximum Relevant Aircraft Amount not exceeding 40% of the total principal amount of the Term Loan outstanding at such time, and solely to such extent, hereby waive compliance with the definition of “Permitted Jurisdiction” for the purposes of such registration or permanent or predominant use or operation of Aircraft in Trinidad and Tobago. The limited waiver and consent set forth in this Section 3 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, except as expressly provided in this Agreement, or prejudice any right or rights that Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

4.          Conditions to Effectiveness. It is understood and agreed that this Amendment shall become effective on the date when the Administrative Agent shall have received executed counterparts to this Amendment from the Borrower and the Required Lenders.

5.          Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

(a)          The execution and delivery by the Borrower of this Amendment are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational action;

(b)         The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower prohibited under the Loan Documents;

(c)          This Amendment has been duly executed and delivered for the benefit of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(d)         After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty under the Credit Agreement or other Loan Documents already qualified as to materiality, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

(e)          Since March 31, 2017, there has not occurred any event that has had or could reasonably be expected to have, a Material Adverse Effect.

6.          Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower (to the extent that the Borrower is a party thereto) to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. Upon its effectiveness pursuant to the terms hereof, this Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

Second Amendment to Term Loan Credit Agreement

7.          Costs and Expenses. The Borrower agrees to pay on demand all reasonable, out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel with respect thereto.

8.          Miscellaneous. Sections 11.1, 11.3, 11.4, 11.5, 11.6, 11.7, 11.9, 11.10, 11.11 and 11.12 of the Credit Agreement are incorporated herein to this Amendment, mutatis mutandis, by reference as if fully set forth herein.

[Signature Pages To Follow]

Second Amendment to Term Loan Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRISTOW U.S. LLC

By	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Manager

MACQUARIE LEASING INC.
as a Lender

By	/s/ John Willingham
Name: John Willingham
Title: Attorney

MACQUARIE BANK LIMITED
as Administrative Agent and as Security Agent

By	/s/ Peter Burton
Name: Peter Burton
Title: Attorney

By	/s/ Matthew Chapman
Name: Matthew Chapman
Title: Attorney

By its signature below, Bristow Group Inc. hereby agrees to the amendments and waivers set forth herein and hereby ratifies and confirms the obligations under the Guaranty in all respects.

BRISTOW GROUP INC.

By	/s/ Geoffrey L. Carpenter
Name: Geoffrey L. Carpenter
Title: Vice President and Treasurer

[Signature Page to Second Amendment to Term Loan Credit Agreement]